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                                                                     Exhibit 1.1



                             Hewitt Associates, Inc.

                          [.] Shares of Class A Common
                        Stock, par value $0.01 per share

                                 --------------

                         Form of Underwriting Agreement
                         ------------------------------

                                                                       [.], 2002
Goldman, Sachs & Co.,
   Banc of America Securities LLC,
   J.P. Morgan Securities Inc.,
   Salomon Smith Barney Inc.,
   UBS Warburg LLC and
   First Union Securities, Inc.,
   as representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, NY  10004

Ladies and Gentlemen:

         Hewitt Associates, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives"), an aggregate of [o] shares (the "Firm Shares"), and, at the election of the Underwriters, up to [o] additional shares (the "Optional Shares"), of Class A Common Stock, par value $0.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the "Shares").

         It is understood that in connection with the transition of the business of Hewitt Associates LLC to a corporate form, a series of transactions involving the Company, Hewitt Holdings LLC ("Holdings") and Hewitt Associates LLC ("Associates LLC") that are described in the Prospectus (as defined in Section 1(a) hereof) under the caption "Reorganization and Other Transactions" (including, without limitation, (i) the issuance by the Company of shares of Class B Common Stock, par value $.01 per share, to Holdings in exchange for the membership interests of Associates LLC ("the Exchange"), (ii) the distribution of $152.5 million of accounts

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receivable and $55 million in cash to Holdings pursuant to a distribution agreement between Holdings and Associates LLC (the "Distribution Agreement"), and (iii) the acquisition by the Company of the benefits consulting business of Bacon & Woodrow, a U.K. limited partnership (the "Bacon & Woodrow Acquisition")) will occur not later than concurrent with the First Time of Delivery (as defined in Section 5(a) hereof). Such transactions are hereinafter referred to as the "Reorganization Transactions". The award of restricted Stock and the award of options for Stock, and the reservation of shares of Stock for the Hewitt Global Stock and Incentive Compensation Plan (the "Incentive Compensation Plan") as described in the Prospectus under the headings "Management--Initial Public Offering Awards" and "Certain Relationships and Related Transactions--Restricted Stock and Option Grants" and "Incentive Compensation Plan" are hereinafter referred to as the "Related Transactions".

         As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. ("Salomon Smith Barney") has agreed to reserve out of the Firm Shares set forth opposite its name on the Schedule I to this Agreement, up to [___] shares, for sale to the Company's employees other than the owners of Holdings (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Firm Shares to be sold by Salomon Smith Barney pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney as set forth in the Prospectus.

         The Company and the Underwriters, in accordance with the requirements of Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the "Independent Underwriter") as a "qualified independent underwriter" within the meaning of Section 2(l) of Rule 2720 in connection with the offering and sale of the Shares.

         (1) The Company represents and warrants to, and agrees with, the Underwriters and the Independent Underwriter that:

         (a) A registration statement on Form S-1 (File No. 333-84198) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, and other than a Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in

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the Initial Registration Statement or filed with the Commission pursuant to Rule
424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein;

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, including with respect to documents which are required to be described in the Registration Statement and the Prospectus or filed as an exhibit to the Registration Statement and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein;

         (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus that has resulted or would result in a material adverse change, or any development involving a prospective material adverse change, in the business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company

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or any of its subsidiaries or any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

         (e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as have not had and would not have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as have not had and would not have, individually or in the aggregate, a Material Adverse Effect;

         (f) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; and (ii) each corporate subsidiary of the Company (each a "Corporate Subsidiary"), each partnership subsidiary of the Company (each a "Partnership Subsidiary") and each limited liability company subsidiary of the Company (each a "LLC Subsidiary") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with the power and authority (corporate, partnership or limited liability company, as the case may be, and other) to own its properties and conduct its business as described in the Prospectus, except where any failure to be so duly incorporated or organized or so qualified or in good standing, individually or in the aggregate, would not result in a Material Adverse Effect;

         (g) (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the capital stock contained in the Prospectus; and (ii) all of the issued shares of capital stock of each Corporate Subsidiary of the Company, all of the partnership interests of each Partnership Subsidiary and all of the membership interests of each LLC Subsidiary, in each case that are owned by the Company as indicated on Schedule III hereto, have been duly and validly authorized and issued or created and, in the case of any Corporate Subsidiary or LLC Subsidiary, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for any such (i) lack of a valid authorization or issuance that would not, individually or in the aggregate, materially affect the Company's business or financial results, prospects or growth opportunities as described in the Prospectus or (ii) liens, encumbrances, equities or claims that would not have, individually or in the aggregate, a Material Adverse Effect;

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         (h)  The unissued Shares to be issued and sold by the Company to the
Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (i) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Company and (ii) except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (B) violate any statute or any order, rule or regulation of any court or tribunal or Federal, state or foreign governmental or regulatory agency or body or self-regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties (each, a "Governmental Agency"); and no consent, approval, authorization, order, registration or qualification of or with any Governmental Agency is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the registration of the Stock under the Exchange Act, listing of the Shares on the New York Stock Exchange, Inc. (the "New York Stock Exchange") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

         (j) None of the Company or its Significant Subsidiaries (as such term is defined in Rule 1.02(w) of Regulation S-X) is (i) in violation of its organizational documents (nor are any of the Company's other subsidiaries in violation of their constituent documents, except for violations that would not result in a Material Adverse Effect) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except for such defaults that would not result in a Material Adverse Effect). Associates LLC, Hewitt Associates Limited and Hewitt Bacon and Woodrow are the only subsidiaries of the company that are "Significant Subsidiaries" under Rule 1.02(w) of Regulation S-X;

         (k) The statements set forth in the Prospectus (i) under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the securities described therein and (ii) under the captions "Material U.S. Federal Income Tax Considerations For Non-U.S. Holders", "Shares Eligible for Future Sale" and "Certain Relationships and Related Transactions", and the sixth, seventh, ninth and twenty-second paragraphs under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects and do not omit to state a material fact required to be stated therein or necessary to make such summary or description not misleading;

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         (l)  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which Holdings, the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to Holdings, the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

         (m) The Company is not and, after giving effect to the Reorganization Transactions and the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (n) Ernst & Young LLP, who have certified certain combined financial statements of Associates LLC and its Affiliates, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (o) Arthur Andersen LLP, who have certified certain combined financial statements of Associates LLC and its Affiliates, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (p) Smith & Williamson, who have certified certain consolidated financial statements of Bacon & Woodrow and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (q) Holdings, the Company and its subsidiaries have such concessions, permits, licenses, consents, exemptions, franchises, authorizations, orders, registrations, qualifications and other approvals (each, an "Authorization") of, and, except for the filing of a registration statement on Form S-8 with the Commission which is to occur following the Closing, have made all filings with and notices to, all Federal, state and foreign governments, governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to consummate the Reorganization Transactions and the Related Transactions, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, (i) have a Material Adverse Effect, or (ii) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement. Each such Authorization is valid and in full force and effect and the Company and each of its subsidiaries is in compliance with all of the terms and conditions thereof; and no event has occurred (including, without limitation, the receipt of any notice from any Governmental Agency) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and other than as disclosed in the Prospectus, such Authorizations contain no restrictions that are materially more burdensome than those imposed on the Company or any of its subsidiaries immediately prior to the consummation of the Reorganization Transactions; except in each case described in this sentence where such failure to be valid and in full force and effect or to be in compliance or where the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a Material Adverse Effect;

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     (r) All stockholder, partnership and limited liability company member approvals necessary for Holdings, the Company and each subsidiary to consummate the Reorganization Transactions and the Related Transactions have been obtained and are in full force and effect. The consummation of the Reorganization Transactions will not (i) (A) result in a breach or violation of (x) the organizational documents of Holdings, the Company or Hewitt Associates LLC or
(y) any of the organizational documents of any of Holdings' subsidiaries, or (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Holdings, the Company or any of their respective subsidiaries is a party or by which Holdings, the Company or any of their respective subsidiaries or any of their respective properties is bound, or (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any Governmental Agency having jurisdiction over Holdings, the Company or any of their respective subsidiaries or any of their respective properties; except in each case described in clauses (i)(A)(y) and (B) and clause (ii) of this sentence for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement;

     (s) The Company and its subsidiaries possess all Authorizations issued by the appropriate Governmental Agency that are necessary to conduct their respective businesses as described in the Prospectus except where the failure to have such Authorizations would not have a Material Adverse Effect;

     (t) It is not necessary in connection with the grant, issuance, offer, sale and delivery of the securities to be issued by the Company pursuant to the Reorganization Transactions to register any such securities under the Act, or to qualify any indenture under the Trust Indenture Act of 1939, as amended;

     (u) The Company has duly authorized, executed and delivered each of the Distribution Agreement, the transfer restriction agreement between Holdings and the Company (the "Holdings Transfer Restriction Agreement"), the transfer restriction agreements between the Company and each of the Bacon & Woodrow partners (collectively, the "Bacon & Woodrow Transfer Restriction Agreements"), the ownership interest transfer agreement between Holdings and the Company (the "Ownership Transfer Agreement") and the registration rights agreement between Holdings and the Company (the "Registration Rights Agreement"); each of the Distribution Agreement, the Holdings Transfer Restriction Agreement, the Bacon & Woodrow Transfer Restriction Agreements, the Ownership Transfer Agreement and the Registration Rights Agreement is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; and the Company has obtained the signature of each other party to each of the Distribution Agreement, the Ownership Transfer Agreement, the Holdings Transfer Restriction Agreement, the Bacon & Woodrow Transfer Restriction Agreements and the Registration Rights Agreement;

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     (v)  No holders of securities of Holdings or the Company have any preemptive rights to acquire any securities of the Company or any rights to the registration of any securities under the Registration Statement;

     (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except as previously disclosed in writing to the Representatives or as would not, individually or in the aggregate, have a Material Adverse Effect;

     (x) The pro forma financial information included in the Prospectus and the Registration Statement are based on assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement;

     (y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;

     (z) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

     (aa) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except any failure to so own, possess, license or have rights to use Intellectual Property which would not have a Material Adverse Effect;

     (bb) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products;

     (cc) In the event that Directed Shares are sold outside the United States in connection with the Directed Share Program, the Company represents and warrants to Salomon Smith

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Barney that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus , as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States; and

     (dd) It is not necessary in connection with the consummation of the Reorganization Transactions to register any securities under the Act or the Exchange Act. It is expected that Holdings may register under the Exchange Act in the future.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[o], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to [o] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless Goldman, Sachs & Co. and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by Goldman, Sachs & Co. of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter, and the Independent Underwriter hereby confirms its agreement with the Company to render services, as a "qualified independent underwriter" within the meaning of Section 2(o) of Rule 2720 with respect to the offering and sale of the Shares.

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     (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

           (i) The Independent Underwriter constitutes a "qualified independent underwriter" within the meaning of Section 2(o) of Rule 2720;

           (ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

           (iii) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

           (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company with [.] and the demand for securities of comparable companies similar to the Shares, and
     (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Shares is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that based on [.], the initial public offering price for each Share be not more than $[.];

           (v) Subject to the provisions of Section 8 hereof, the Independent Underwriter will furnish to the Underwriters at the Time of Delivery a letter, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

     (c) The Independent Underwriter hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a "qualified independent underwriter" within the meaning of
Section 2(l) of Rule 2720 with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above).

     (d) The Company, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection

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with the offering and sale of the Shares. The Company agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

     (e) As compensation for the services of the Independent Underwriter hereunder, the Company agrees to pay the Independent Underwriter $[.] at the Time of Delivery. In addition, the Company agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

     5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co. or at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Chicago time, on, [.], 2002 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Chicago time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of [McDermott, Will & Emery, 227 West Monroe, Suite 4400, Chicago, Illinois 60606-5096] (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10 a.m., Chicago time, on the Chicago Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "Chicago Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Chicago are generally authorized or obligated by law or executive order to close.

     6. The Company agrees with each of the Underwriters and with the Independent Underwriter:

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you and the Independent Underwriter promptly after reasonable notice thereof; to advise you and the Independent Underwriter promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Independent Underwriter with copies thereof; to advise you and the Independent Underwriter promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) Prior to 11:00 a.m., Chicago time, on the Chicago Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the Independent Underwriter with written and electronic copies of the Prospectus in Chicago in such quantities as you and the Independent Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Registration Statement and the Prospectus in order to comply with the Act, to notify you and the Independent Underwriter and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, (i) not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than as contemplated by the Prospectus and pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and a number of shares not exceeding 3% of the number of shares of common stock of the Company to be outstanding immediately following the offering contemplated hereby in connection with acquisitions, provided that the recipients of such shares agree to be bound by this Section 5(e) for the duration of the 180 days), and (ii) not directly or indirectly, to agree to any amendment or waiver of the transfer restrictions contained in the Holdings Transfer Restriction Agreement or the Bacon & Woodrow Transfer Restriction Agreements without the prior written consent of Goldman, Sachs & Co.;

     (f) During the three year period following the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), it being understood that such information shall be subject to such confidentiality and use restrictions as the Company may reasonably impose from time to time;

     (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

     (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange;

     (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

     (l) Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

     (m) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time. Furthermore, in the event that Directed Shares are sold outside the United States, the Company covenants with Salomon Smith Barney that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     7. Associates LLC and the Company covenant and agree with the several Underwriters and the Independent Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and, except as provided in Section 6(c) with respect to the provision of written and electronic copies of an amended or supplemented Prospectus nine months or more after the time of issue of the Prospectus, all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; (viii) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the letter referred to in clause (v) of Section 4(b) hereof and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (vi) (only as to the statements set forth in the Prospectus under the captions "Description of Capital Stock" and "Underwriting"), (vii) and (viii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) McDermott, Will & Emery, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus;

     (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares constitute shares of the Stock;

     (iii) This Agreement has been duly authorized, executed and delivered by the Company;

     (iv) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with this Agreement
(i) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company and (ii) except for any conflicts, breaches, violations and defaults that would not, individually or in the aggregate, have a Material Adverse Effect, will not violate any statute or any order, rule or regulation known to such counsel of any Governmental Agency;

     (v) No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency is required for the issue and sale of the Shares or the compliance by the Company with this Agreement, except the registration under the Act of the Shares, the registration of the Stock under the Exchange Act and the listing of the Shares on the New York Stock Exchange, subject to notice of issuance, each of which has been obtained or made, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

     (vi) The statements set forth in the Prospectus under (i) the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the securities described therein and (ii) the captions "Certain Relationships and Related Transactions", "Material U.S. Federal Income Tax Considerations For Non-U.S. Holders", "Shares Eligible for Future Sale", and the seventh and twenty-second paragraphs under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute a fair summary;

     (vii) The Company is not and, after giving effect to the Reorganization Transactions and the offering, will not be an "investment company", as such term is defined in the Investment Company Act; and

     (vii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, including with respect to documents which are required to be described in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vi) of this section 8(c), they have no reason to believe that, as of its effective date and as of the Time of Delivery, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of Illinois and the General Corporation Law of the State of Delaware. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be reliable and responsible.

     (d) C. Lawrence Connolly III, General Counsel of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II (c) hereto), dated such Time of Delivery, in form and in substance satisfactory to you, to the effect that:

          (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction except where any failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

          (ii) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be except where the failure to be duly incorporated or organized would not have a Material Adverse Effect; and all of the issued shares of capital stock of each Corporate Subsidiary of the Company, all of the partnership interests of each Partnership Subsidiary and all of the membership interests of each LLC Subsidiary, in each case that are owned by the Company as indicated in Schedule III to this Agreement, have been duly and validly authorized and issued and, in the case of any Corporate Subsidiary or LLC Subsidiary, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except where such (i) lack of valid authorization or issuance would not, individually or in the aggregate, materially affect the Company's business or financial results, prospects or growth opportunities as described in the Prospectus or (ii) liens, encumbrances, equities or claims would not have, individually or in the aggregate, a Material Adverse Effect; (such counsel being entitled to rely upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

     (iii) To such counsel's knowledge, after due inquiry, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel's knowledge, after due inquiry, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

     (iv) Neither the Company nor any of its Significant Subsidiaries is in violation of its organizational documents or, to such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except for such defaults that would not have a Material Adverse Effect);

     (v) No holders of securities of Holdings or the Company have any preemptive rights to acquire any securities of the Company or any rights to the registration of any securities under the Registration Statement;

     (vi) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated except for any conflicts, breaches, violations and defaults that would not, individually or in the aggregate, have a Material Adverse Effect, will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

     (vii) Holdings, the Company and Associates LLC have such Authorizations of, and have made all filings with and notices to, all Governmental Agencies, as are necessary to consummate the Reorganization Transactions, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, (i) have a Material Adverse Effect, or (ii) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement. Each such Authorization is valid and in full force and effect and Holdings, the Company and Associates LLC is in compliance with all of the terms and conditions thereof; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and other than as disclosed in the Prospectus, such Authorizations contain no restrictions that are materially more burdensome than those imposed on Holdings or Associates LLC immediately prior to the consummation of the Reorganization Transactions; except in each case described in this sentence where such failure to be valid and in full force and effect or to be in compliance or where the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Reorganization Transactions have been consummated in all material respects as described in the Prospectus and the Bacon & Woodrow Acquisition has been consummated in all material respects in accordance with the terms of the acquisition agreement as described in the Prospectus;

          (viii) All stockholder, partnership and limited liability company member approvals necessary for Holdings, the Company, Associates LLC and each subsidiary of the Company to consummate the Reorganization Transactions have been obtained and are in full force and effect. The consummation of the Reorganization Transactions will not (i) result in a breach or violation of the organizational documents of Holdings, the Company or Associates LLC, (ii) result in a breach or violation of any of the organizational documents of any of the Company's subsidiaries, or (iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any subsidiary is a party or by which Holdings, the Company, Associates LLC or any of their respective subsidiaries or any of their respective properties is bound; except in each case described in clauses (ii) and (iii) of this sentence for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement;

          (ix) Each of the Company and Holdings has duly authorized, executed and delivered each of the Distribution Agreement, the Holdings Transfer Restriction Agreement, the Bacon & Woodrow Transfer Restriction Agreements, the Ownership Transfer Agreement and the Registration Rights Agreement; each of the Distribution Agreement, the Holdings Transfer Restriction Agreement, the Bacon & Woodrow Transfer Restriction Agreements, the Ownership Transfer Agreement and the Registration Rights Agreement is a valid and legally binding agreement of each of the Company and Holdings enforceable against the Company and Holdings in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles;

          (x) It is not necessary in connection with the consummation of the Reorganization Transactions to register any securities under the Act or the Exchange Act; and

          (xi) Although he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, he has no reason to believe that, as of its effective date and as of the Time of Delivery, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of Illinois and the General Corporation Law of the State of Delaware. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by such counsel to be reliable and responsible. In addition, such counsel may state that he has examined or has caused attorneys in the Company's legal department to examine, such records, certificates and other documents, and such questions of law, as he has considered necessary or appropriate for the purposes of such opinion.

     (e) (x) On the date of the Prospectus at a time prior to the execution of this Agreement, (y) at 8:30 a.m., Chicago time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also (z) at each Time of Delivery:

          (i) Ernst & Young LLP shall have furnished to you (A) a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto) and (B) a review report with respect to the pro forma financial information included in the Registration Statement (the executed copy of such review report delivered prior to execution of this Agreement is attached as Annex I(c) hereto);

          (ii) Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(d) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(e) hereto); and

             (iii) Smith and Williamson shall have furnished to you (A) a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(f) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(g) hereto) and (B) a review report with respect to certain of the pro forma financial information included in the Registration Statement (the executed copy of such review report delivered prior to execution of this Agreement is attached as Annex I(h) hereto).

     (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Illinois State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

     (i) The Reorganization Transactions have been consummated as described in the Prospectus and the Bacon & Woodrow Acquisition has been consummated in accordance with the terms of the acquisition agreement as described in the Prospectus;

     (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the individuals listed on Schedule II, substantially to the effect set forth in Subsection 6(e) hereof in form and substance satisfactory to you;

     (k) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the Chicago Business Day next succeeding the date of this Agreement;

     (l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

     (m) McDermott, Will & Emery shall have furnished to Holdings, and you shall have received a copy of, its opinion that the Exchange will qualify as a tax free exchange under Section 351 of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes substantially in the form of Annex II(d) attached hereto.

     9. The Independent Underwriter hereby consents to the references to it as set forth in the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

     10. (a) Associates LLC and the Company will, jointly and severally, indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither Associates LLC nor the Company shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to Associates LLC or the Company by any Underwriter through Goldman, Sachs & Co. or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 12 hereof.

     (b) Each Underwriter will indemnify and hold harmless the Company and the Independent Underwriter, as the case may be, against any losses, claims, damages or liabilities to which the Company and the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company and the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) The Independent Underwriter will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 12 hereof; and will reimburse the Company or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each party to this Agreement from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to this Agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Associates LLC on the one hand and the Underwriters and the Independent Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions payable to the Underwriters, in each case as set forth in the table on the cover page of the Prospectus and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof, respectively, bear to the sum of the total proceeds from the sale of the Shares (before deducting expenses) in the offering and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or either the Underwriters or the Independent Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Associates LLC, the Company, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter nor the Independent

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public, and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter or the Independent Underwriter, as the case may be, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of Associates LLC and the Company under this Section 10 shall be in addition to any liability which Associates LLC and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 10 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Underwriters within the meaning of the Act.

     11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     12. The respective indemnities, agreements, representations, warranties and other statements of Associates LLC and the Company and the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter, Associates LLC or the Company, or any officer or director or controlling person of Associates LLC or the Company, and shall survive delivery of and payment for the Shares.

     13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither Associates LLC nor the Company shall then be under any liability to any Underwriter or the Independent Underwriter except as provided in the second sentence of Section 4(e) hereof and Sections 7 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, Associates LLC or the Company jointly and severally agree to reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither Associates LLC nor the Company shall then be under any further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered except as provided in the second sentence of Section 4(e) hereof and Sections 7 and 10 hereof.

     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Registration Department, if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to the name and address of the Independent Underwriter and if to Associates LLC or the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to
Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, Associates LLC, the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of Associates LLC or the Company and each person who controls the Company, the Independent Underwriter or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

                  [Remainder of page left intentionally blank]

         If the foregoing is in accordance with your understanding, please sign and return to us one for Associates LLC, the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter, Associates LLC and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to Associates LLC and the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                                Very truly yours,

                                                Hewitt Associates, Inc.

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                Hewitt Associates LLC

                                                   By:__________________________
                                                   Name:
                                                   Title:

                  [Remainder of page left intentionally blank]

Accepted as of the date hereof:

Goldman, Sachs & Co.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
UBS Warburg LLC
First Union Securities, Inc.
By:_____________________________________
                  (Goldman, Sachs & Co.)


On behalf of the Representatives and each of the Underwriters

Goldman, Sachs & Co., as the Independent Underwriter
By:_____________________________________
          (Goldman, Sachs & Co.)

  ______________________________________
     [Name of Independent Underwriter
             Partnership]

                                   Annex-I-1